Exhibit 5.1

John T. McKenna

+1 650 843 5059

jmckenna@cooley.com

February 19, 2016

Instructure, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, UT 84121

Ladies and Gentlemen:

We have acted as counsel to Instructure, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 1,498,194 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), including (a) 1,225,795 shares of Common Stock (the “EIP Shares”) pursuant to the Company’s 2015 Equity Incentive Plan and (b) 272,399 shares of Common Stock (together with the EIP Shares, the “Shares”) issuable pursuant to the Company’s 2015 Employee Stock Purchase Plan (together with the 2015 Equity Incentive Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses included therein, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Cooley LLP    3175 Hanover Street    Palo Alto, CA     94304-1130

t: (650) 843-5000     f: (650) 849-7400    cooley.com

Instructure, Inc.

February 19, 2016

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ John T. McKenna
John T. McKenna

Cooley LLP    3175 Hanover Street    Palo Alto, CA     94304-1130

t: (650) 843-5000     f: (650) 849-7400    cooley.com